Exhibit 99.1

FOR IMMEDIATE RELEASE

Ironwood Pharmaceuticals Provides Update on FY 2021 Financial Guidance and Announces FY 2022 Financial Guidance

– LINZESS Expected to Achieve Blockbuster Status with U.S. Net Sales in Excess of $1 Billion in 2021 –

– Initiates Board Authorized Share Repurchase Program in Q4 2021 –

– Expects Continued Double-Digit LINZESS® Prescription Demand Growth in 2022 –

BOSTON, Mass., January 10, 2022 — Ironwood Pharmaceuticals, Inc. (Nasdaq: IRWD), a GI-focused healthcare company, today provided updated financial guidance for full year 2021 and announced financial guidance for full year 2022. The results were announced in advance of the Company’s presentation at the 40th Annual J.P. Morgan Healthcare Conference, which will take place on Wednesday, January 12, 2022 at 7:30 a.m. ET.

“Among the key highlights of 2021 was the progress we made across our three strategic priorities which strengthened our organization and delivered strong operational performance,” said Tom McCourt, chief executive officer of Ironwood. “We expect to report solid financial results in 2021 and deliver our third consecutive year of profits. Notably, we expect LINZESS to exceed $1 billion in U.S. net sales reaching blockbuster status, a significant accomplishment for Ironwood. Additional highlights include advanced innovation through our expanded pipeline and development programs, and the initiation of a share repurchase program of up to $150 million through December 2022.”

“Looking ahead in 2022, we remain committed to further advancing our strategic priorities, unlocking new opportunities for LINZESS and strengthening our pipeline with innovative GI assets. We expect continued double-digit LINZESS prescription demand growth, further reinforcing its position as the #1 prescribed brand in the U.S. for the treatment of adults with IBS-C or chronic idiopathic constipation. For 2022, we have also refined our mix of brand investment and class-leading payer access, which we expect to result in low single digit LINZESS net sales growth, and we expect to deliver strong brand margins. At the same time, we expect adjusted EBITDA growth well in excess of Ironwood revenue growth in 2022. Overall, we believe we remain well positioned for long term growth and are focused on delivering patient benefit and shareholder value.”

Updated Full Year 2021 Financial Guidance1

Ironwood expects LINZESS U.S. net sales to exceed $1 billion in 20212, with LINZESS U.S. net sales growth, total Ironwood revenues, and Ironwood adjusted EBITDA to be at the high end of our previously disclosed guidance ranges for full year 2021. The table below summarizes Ironwood’s revised full year 2021 guidance.

Ironwood now expects:

	Previous 2021 Guidance (November 2021)	Updated 2021 Guidance[1]
LINZESS U.S. net sales growth	6% - 8%	High end of 6% - 8%
Total revenue	$390 - $410 million	High end of $390 – $410 million
Adjusted EBITDA[3]	>$210 million	>$230 million

Update on Board Authorized Share Repurchase Program

Ironwood repurchased $27 million of shares of the Company’s common stock in the fourth quarter of 2021 under its board authorized share repurchase program of up to $150 million through December 31, 2022.

Full Year 2022 Financial Guidance

For full year 2022, Ironwood expects LINZESS U.S. net sales growth to be in the low single digits, total revenues to be between $420 million and $430 million and adjusted EBITDA3 to be greater than $250 million. The table below summarizes Ironwood’s full year 2022 guidance outlined above.

1 Guidance based on unaudited, preliminary and estimated amounts and may change as we receive final 2021 data and complete the preparation of our 2021 financial statements.

2 2021 LINZESS U.S. net sales is unaudited, preliminary and based on estimates, and may change as we receive final 2021 data from AbbVie Inc. and as we and AbbVie complete the preparation of our respective 2021 financial statements. LINZESS U.S. net sales are reported by AbbVie and LINZESS costs incurred by each of us and AbbVie are reported in our respective financial statements.

3 Adjusted EBITDA is calculated by subtracting mark-to-market adjustments on derivatives related to our 2022 Convertible Notes, restructuring expenses, net interest expense, income taxes, depreciation and amortization, from GAAP net income. For purposes of this guidance, we have assumed that Ironwood will not incur material expenses related to business development activities in 2022. Ironwood does not provide guidance on GAAP net income or a reconciliation of expected adjusted EBITDA to expected GAAP net income because, without unreasonable efforts, it is unable to predict with reasonable certainty the non-GAAP adjustments used to calculate adjusted EBITDA. These adjustments are uncertain, depend on various factors and could have a material impact on GAAP net income for the guidance period. Management believes this non-GAAP information is useful for investors, taken in conjunction with Ironwood’s GAAP financial statements, because it provides greater transparency and period-over-period comparability with respect to Ironwood’s operating performance. These measures are also used by management to assess the performance of the business. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies.

In 2022, Ironwood expects:

2022 Guidance
LINZESS U.S. net sales growth	Low single digits
Total revenue	$420 - $430 million
Adjusted EBITDA[3]	>$250 million

J.P. Morgan Healthcare Conference Presentation and Webcast Details

As previously announced, Ironwood will present a corporate overview at the 40th Annual J.P. Morgan Healthcare Conference on Wednesday, January 12, 2022 at 7:30 a.m. ET. The event is being held virtually and a live audio webcast of Ironwood’s presentation is accessible through the Investors section of the Company’s website at www.ironwoodpharma.com. To access the webcast, please log on to the Ironwood website approximately 15 minutes prior to the start time to ensure adequate time for any software downloads that may be required. A replay of the webcast will be available on Ironwood’s website for 14 days following the conference.

About Ironwood Pharmaceuticals

Ironwood Pharmaceuticals (Nasdaq: IRWD) is a leading gastrointestinal (GI) healthcare company on a mission to advance the treatment of GI diseases and redefine the standard of care for GI patients. We are pioneers in the development of LINZESS® (linaclotide), the U.S. branded prescription market leader for adults with irritable bowel syndrome with constipation (IBS-C) or chronic idiopathic constipation (CIC). Under the guidance of our seasoned industry leaders, we continue to build upon our history of GI innovation and challenge what has been done before to shape what the future holds. We keep patients at the heart of our R&D and commercialization efforts to reduce the burden of GI diseases and address significant unmet needs.

Founded in 1998, Ironwood Pharmaceuticals is headquartered in Boston, Massachusetts.

We routinely post information that may be important to investors on our website at www.ironwoodpharma.com. In addition, follow us on Twitter and on LinkedIn.

About LINZESS (linaclotide)

LINZESS® is the #1 prescribed brand in the U.S. for the treatment of adult patients with irritable bowel syndrome with constipation (“IBS-C”) or chronic idiopathic constipation (“CIC”), based on IQVIA data.

LINZESS is a once-daily capsule that helps relieve the abdominal pain, constipation, and overall abdominal symptoms of bloating, discomfort and pain associated with IBS-C, as well as the constipation, infrequent stools, hard stools, straining, and incomplete evacuation associated with CIC. The recommended dose is 290 mcg for IBS-C patients and 145 mcg for CIC patients, with a 72-mcg dose approved for use in CIC depending on individual patient presentation or tolerability. LINZESS should be taken at least 30 minutes before the first meal of the day.

LINZESS is contraindicated in pediatric patients less than 2 years of age. In neonatal mice, linaclotide increased fluid secretion as a consequence of age-dependent elevated GC-C agonism resulting in mortality within the first 24 hours due to dehydration. There was no age-dependent trend in GC-C intestinal expression in a clinical study of children 2 to less than 18 years of age; however, there are insufficient data available on GC-C intestinal expression in children less than 2 years of age to assess the risk of developing diarrhea and its potentially serious consequences in these patients. The safety and effectiveness of LINZESS in patients less than 18 years of age have not been established.

LINZESS is not a laxative; it is the first medicine approved by the FDA in a class called GC-C agonists. LINZESS contains a peptide called linaclotide that activates the GC-C receptor in the intestine. Activation of GC-C is thought to result in increased intestinal fluid secretion and accelerated transit and a decrease in the activity of pain-sensing nerves in the intestine. The clinical relevance of the effect on pain fibers, which is based on nonclinical studies, has not been established.

In the United States, Ironwood and AbbVie co-develop and co-commercialize LINZESS for the treatment of adults with IBS-C or CIC. In Europe, AbbVie markets linaclotide under the brand name CONSTELLA® for the treatment of adults with moderate to severe IBS-C. In Japan, Ironwood's partner, Astellas, markets linaclotide under the brand name LINZESS for the treatment of adults with IBS-C or CIC. Ironwood also has partnered with AstraZeneca for development and commercialization of LINZESS in China, and with AbbVie for development and commercialization of linaclotide in all other territories worldwide.

LINZESS Important Safety Information

INDICATIONS AND USAGE

LINZESS (linaclotide) is indicated in adults for the treatment of both irritable bowel syndrome with constipation (IBS-C) and chronic idiopathic constipation (CIC).

IMPORTANT SAFETY INFORMATION

WARNING: RISK OF SERIOUS DEHYDRATION IN PEDIATRIC PATIENTS LESS THAN 2 YEARS OF AGE

LINZESS is contraindicated in patients less than 2 years of age. In nonclinical studies in neonatal mice, administration of a single, clinically relevant adult oral dose of linaclotide caused deaths due to dehydration.

Contraindications

•	LINZESS is contraindicated in patients less than 2 years of age due to the risk of serious dehydration.

•	LINZESS is contraindicated in patients with known or suspected mechanical gastrointestinal obstruction.

Warnings and Precautions

Pediatric Risk

•	LINZESS is contraindicated in patients less than 2 years of age. In neonatal mice, linaclotide increased fluid secretion as a consequence of age-dependent elevated GC-C agonism resulting in mortality within the first 24 hours due to dehydration. There was no age-dependent trend in GC-C intestinal expression in a clinical study of children 2 to less than 18 years of age; however, there are insufficient data available on GC-C intestinal expression in children less than 2 years of age to assess the risk of developing diarrhea and its potentially serious consequences in these patients. The safety and effectiveness of LINZESS in patients less than 18 years of age have not been established.

Diarrhea

•	Diarrhea was the most common adverse reaction in LINZESS-treated patients in the pooled IBS-C and CIC double-blind placebo-controlled trials. The incidence of diarrhea was similar in the IBS-C and CIC populations. Severe diarrhea was reported in 2% of 145 mcg and 290 mcg LINZESS-treated patients, and in <1% of 72 mcg LINZESS-treated CIC patients. If severe diarrhea occurs, dosing should be suspended and the patient rehydrated.

Common Adverse Reactions (incidence ≥2% and greater than placebo)

•	In IBS-C clinical trials: diarrhea (20% vs 3% placebo), abdominal pain (7% vs 5%), flatulence (4% vs 2%), headache (4% vs 3%), viral gastroenteritis (3% vs 1%) and abdominal distension (2% vs 1%).

•	In CIC trials of a 145 mcg dose: diarrhea (16% vs 5% placebo), abdominal pain (7% vs 6%), flatulence (6% vs 5%), upper respiratory tract infection (5% vs 4%), sinusitis (3% vs 2%) and abdominal distension (3% vs 2%). In a CIC trial of a 72 mcg dose: diarrhea (19% vs 7% placebo) and abdominal distension (2% vs <1%).

Please see full Prescribing Information including Boxed Warning: http://www.allergan.com/assets/pdf/linzess_pi

LINZESS® and CONSTELLA® are registered trademarks of Ironwood Pharmaceuticals, Inc. Any other trademarks referred to in this press release are the property of their respective owners. All rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about Ironwood’s ability to execute on its mission; Ironwood’s strategy, business, financial position and operations; the Ironwood’s ability to drive growth and profitability; the demand, development, commercial availability and commercial potential of linaclotide and the drivers, timing, impact and results thereof; the potential indications for, and benefits of, linaclotide; and our financial performance and results, and guidance and expectations related thereto, including expectations related to LINZESS prescription demand growth and brand margins, LINZESS U.S. net sales growth, total revenue and adjusted EBITDA in 2021 and 2022; and the potential of unlocking new opportunities for LINZESS and strengthening Ironwood’s pipeline with innovative GI assets. These forward-looking statements speak only as of the date of this press release, and Ironwood undertakes no obligation to update these forward-looking statements. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to the effectiveness of development and commercialization efforts by us and our partners; preclinical and clinical development, manufacturing and formulation development of linaclotide, CNP-104, and our product candidates; the risk that clinical programs and studies may not progress or develop as anticipated, including that studies are delayed or discontinued for any reason, such as safety, tolerability, enrollment, manufacturing, economic or other reasons; the risk that findings from our completed nonclinical and clinical studies may not be replicated in later studies; the risk that we or our partners are unable to obtain, maintain or manufacture sufficient LINZESS or our product candidates, or otherwise experience difficulties with respect to supply or manufacturing; the efficacy, safety and tolerability of linaclotide and our product candidates; the risk that the therapeutic opportunities for LINZESS or our product candidates are not as we expect; decisions by regulatory and judicial authorities; the risk we may never get additional patent protection for linaclotide and other product candidates, that patents for linaclotide or other products may not provide adequate protection from competition, or that we are not able to successfully protect such patents; the risk that we are unable to manage our expenses or cash use, or are unable to commercialize our products as expected; outcomes in legal proceedings to protect or enforce the patents relating to our products and product candidates, including abbreviated new drug application litigation; the risk that financial and operating results may differ from our projections; developments in the intellectual property landscape; challenges from and rights of competitors or potential competitors; the risk that our planned investments do not have the anticipated effect on our company revenues; developments in accounting guidance or practice; Ironwood’s or AbbVie’s accounting practices, including reporting and settlement practices as between Ironwood and AbbVie; the risk that we are unable to manage our expenses or cash use, or are unable to commercialize our products as expected; the impact of the COVID-19 pandemic; and the risks listed under the heading "Risk Factors" and elsewhere in Ironwood's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and in our subsequent Securities and Exchange Commission (the “SEC”) filings.

Investors:

Matt Roache, 617-621-8395

mroache@ironwoodpharma.com

Media:

Beth Calitri, 978-417-2031

bcalitri@ironwoodpharma.com